QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

[Letterhead]
Deloitte & Touche LLP
111 S. Wacker Drive
Chicago, Illinois 60606

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 18, 2007, relating to the consolidated financial statements of John Deere Capital Corporation and subsidiaries appearing in the Annual Report on Form 10-K of John Deere Capital Corporation and subsidiaries for the year ended October 31, 2007, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois

April 24, 2008

QuickLinks

  EXHIBIT 23.1